Exhibit 2.1

AMENDMENT TO PURCHASE AND SALE AGREEMENT
This Amendment to Purchase and Sale Agreement (this “Amendment”) is made and entered into this 10th day of December, 2013, but effective as of the Effective Time, by and between BILL BARRETT CORPORATION, a Delaware corporation (“Seller”), on the one hand, and ENERVEST ENERGY INSTITUTIONAL FUND XIII-A, L.P., ENERVEST ENERGY INSTITUTIONAL FUND XIII-WIB, L.P. and ENERVEST ENERGY INSTITUTIONAL FUND XIII-WIC, L.P., each a Delaware limited partnership (collectively “Buyer”), on the other hand. Seller and Buyer are collectively referred to herein as the “Parties” and are sometimes referred to individually as a “Party.”
WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement dated October 22, 2013 (the “Agreement”); and
WHEREAS, Seller and Buyer desire to amend the Agreement.
NOW, THEREFORE, in consideration of Ten Dollars ($10.00) cash in hand paid and of the mutual benefits derived and to be derived from the Agreement as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
1.Amendment of Certain Exhibits and Schedules. Since the execution of the Agreement, Seller has identified matters on certain of the Exhibits and Schedules that require supplementation or correction. In light of the foregoing, the Parties hereby agree to amend and restate the Exhibits and Schedules listed immediately below that were attached to the Agreement and replace such Exhibits and Schedules with the version of each such Schedule and Exhibit attached hereto:
Exhibit A-1    Leases and Lands
Exhibit A-2    Surface Use Agreement
Exhibit B    Wells
Schedule 1.02(d)    Water Rights
Schedule 5.10    Material Contracts
Schedule 7.04    Consents to Assignment of Contracts
2.    Purchase Price. The Purchase Price set forth in Section 2.01 shall be, and is hereby, reduced by Two Million Five Hundred Thousand Dollars ($2,500,000.00) from Three Hundred Twenty-five Million Four Hundred Sixty-six Thousand Fifty Dollars ($325,466,050.00) to Three Hundred Twenty-two Million Nine Hundred Sixty-six Thousand Fifty Dollars ($322,966,050.00).
3.    Defined Terms. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.
4.    No Other Amendment    . Except as expressly provided herein, all terms of the Agreement remain in full force and effect, and nothing herein shall otherwise effect, amend or modify any provision of the Agreement or the respective rights and obligations of the Parties.
5.    The Sale-Leaseback Agreement. It is acknowledged and agreed that the amendment and novation of the Sale-Leaseback Agreement will not be accomplished prior to Closing. In light thereof, the Parties hereby agree that that the Sale-Leaseback Agreement shall be, and hereby is, deleted from Schedule 5.10 and will be held-back from the Transaction at Closing. The Parties agree that the Sale-Leaseback Agreement shall be assigned to Buyer upon the completion of the Amendment and novation thereof in a manner consistent in Section 7.04(d) of the Agreement.

Exhibit 2.1

[Signature Page Follows]

Exhibit 2.1

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment as of the date first shown above.
BILL BARRETT CORPORATION
By:        /s/ R. Scot Woodall
        R. Scot Woodall        Chief Executive Officer and President
ENERVEST ENERGY INSTITUTIONAL FUND XIII–A, L.P.
ENERVEST ENERGY INSTITUTIONAL FUND XIII–WIB, L.P.
By:        EnerVest, Ltd.        its Managing General Partner

By:        EnerVest Management GP, L.C.        its General Partner
By:        _/s/ Stephen A. McDaniel_____________________________________
        Stephen A. McDaniel        Senior Vice President
ENERVEST ENERGY INSTITUTIONAL FUND XIII–WIC, L.P.
By:        EnerVest Holding XIII, LLC        its General Partner

By:        EnerVest, Ltd.        its Sole Member

By:        EnerVest Management GP, L.C.        its General Partner
By:        _/s/ Stephen A. McDaniel_____________________________________
        Stephen A. McDaniel        Senior Vice President